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                                                                    EXHIBIT 23.2




                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Continental Mortgage and Equity Trust on Form S-4 of (1.) our report dated February 8, 1996 on the statement of revenues and direct operating expenses of Brookfield Corporate Center for the year ended December 31, 1994 appearing in the Form 8-K/A of Continental Mortgage and Equity Trust dated December 28,
1995; (2.) our reports dated September 5, 1996, May 23, 1996, July 9, 1996 and July 24, 1996 on the statements of revenues and direct operating expenses of Hampton Court, The Amoco Building, Grove Park Apartments and 3400 Carlisle, respectively, all for the year ended December 31, 1995, appearing in the Form 8-K/A of Continental Mortgage and Equity Trust dated July 9, 1996; and (3.) our report dated December 30, 1996 on the statement of revenues and direct operating expenses of The Glenwood Apartments for the year ended August 31, 1996 appearing in the Form 8-K/A of Continental Mortgage and Equity Trust dated November 5, 1996.



/s/ FARMER, FUQUA, HUNT & MUNSELLE, P.C.

FARMER, FUQUA, HUNT & MUNSELLE, P.C.
Dallas, Texas
January 22, 1997